Exhibit 23.2

Consent of Independent Auditors

ORBCOMM Inc.

Rochelle Park, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of ORBCOMM, Inc. of our report dated March 29, 2013 relating to the financial statements of GlobalTrak (a division of System Planning Corporation), which appears in Amendment No. 1 to Current Report on Form 8-K/A of ORBCOMM Inc. dated June 19, 2013. We also consent to the reference to us under the caption “Experts” in the Registration Statement on Form S-3.

/s/ BDO USA, LLP

McLean, Virginia

April 4, 2014